Exhibit 32.1
Certification Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Scott Tarriff, Chief Executive Officer of Eagle Pharmaceuticals, Inc. (the “Company”), and Brian J. Cahill, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:
1.The Company’s Amendment No. 1 to Quarterly Report on Form 10-Q for the period ended June 30, 2023, (the “Quarterly Report”), to which this Certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and
2.The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
In Witness Whereof, the undersigned have set their hands hereto as of the 9th day of August 2023.

By:	/s/ Scott Tarriff
Scott Tarriff
Chief Executive Officer (Principal Executive Officer)

By:	/s/ Brian J. Cahill
Brian J. Cahill
Chief Financial Officer (Principal Financial and Accounting Officer)
This certification accompanies the Amendment No. 1 to Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Eagle Pharmaceuticals, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Amendment No. 1 to Form 10-Q), irrespective of any general incorporation language contained in such filing.